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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  Alliance Gaming Corp.:

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement. As noted under the captions "Forecast of Operating Income and Adjusted Operating Cash Flow" and "Experts", KPMG Peat Marwick LLP has not examined the Forecast presented under "Forecast of Operating Income and Adjusted Operating Cash Flow" and, accordingly we do not express an opinion or any other form of assurance with respect thereto.

                                            KPMG PEAT MARWICK LLP


Las Vegas, Nevada
April 24, 1996